IMMUCELL CORPORATION AND SUBSIDIARY

                               Exhibit 23.1


                   Consent of PricewaterhouseCoopers LLP








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                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of ImmuCell Corporation on Form S-8 of our report dated January 28, 2000 on our audits of the consolidated financial statements of ImmuCell Corporation and Subsidiary as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Portland, Maine
March 17, 2000